EXHIBIT 21.1

                                   SUBSIDIARIES OF HYDROGEN ENGINE CENTER, INC.

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     Name of Subsidiary                                    Jurisdiction of Organization
     ------------------                                    ----------------------------

Hydrogen Engine Center, Inc. (Wholly owned subsidiary                   Iowa
     of Hydrogen Engine Center, Inc. of Nevada)

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